UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2025

BRIACELL THERAPEUTICS CORP.

(Exact name of registrant as specified in its charter)

British Columbia	47-1099599
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 300 - 235 15th Street West Vancouver, BC	V7T 2X1
(Address of principal executive offices)	(Zip Code)

(604) 921-1810

(Registrant’s telephone number, including area code)

Commission File No. 001-40101

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	BCTX	The Nasdaq Stock Market LLC
Warrants to purchase common shares, no par value	BCTXW	The Nasdaq Stock Market LLC
Warrants to purchase common shares, no par value	BCTXZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2025, BriaCell Therapeutics Corp. (the “Company”) consummated a public offering of 2,005,967 units (the “Units”) and 660,700 pre-funded units (“Pre-funded Units”) for a purchase price of $4.50 per Unit and $4.499 per Pre-funded Unit, resulting in aggregate gross proceeds of approximately $12 .0 million, before deducting underwriting discounts and other offering expenses. The Representative (as defined below) also exercised its over-allotment option (the “over-allotment option”) and purchased 399,999 common shares and 399,999 Warrants (as defined below) for additional gross proceeds of approximately $1.8 million. The Company intends to use the net proceeds from the sale of its securities for working capital requirements, general corporate purposes, and the advancement of business objectives. In connection with the offering the Company issued the Representative or its designees warrants (the “Representative’s Warrants”) to purchase up to 153,333 common shares. The Representative’s Warrants have an exercise price of $5.625, are immediately exercisable and will expire on April 24, 2030.

The Securities Offered

Each Unit consists of (i) one common share and (ii) one warrant (the “Warrants”) to purchase one common share (the “Common Warrant Shares”), at an exercise price of $5.25 per share. Each Pre-funded Unit consists of (i) one pre-funded warrant (the “Pre-funded Warrants”) to purchase one common share (the “Pre-funded Warrant Shares”) at an exercise price of $0.001 per share, and (ii) one Warrant. The Pre-funded Warrants are immediately exercisable and will remain exercisable until exercised in full. Each Warrant will be immediately exercisable upon issuance for a period of five years following the date of issuance. On April 25, 2025, the Warrants commenced trading on the Nasdaq Capital Market under the symbol “BCTXZ”.

The common shares and accompanying Warrants included in each Unit were issued separately, and the Pre-funded Warrants and the accompanying Warrants included in each Pre-funded Unit were issued separately. The Units and Pre-funded Units have no stand-alone rights and were not issued or certificated.

The exercise price of the Warrants and the Pre-funded Warrants and number of common shares issuable upon exercise will adjust in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events.

The Warrants may be exercised on a cashless basis if at the time of exercise thereof there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the Common Warrant Shares to the holder. The Pre-funded Warrants may be exercised on a cashless basis at any time.

A holder of the Warrants and the Pre-funded Warrants (together with its affiliates) may not exercise any portion of the Warrant or Pre-funded Warrant to the extent that the holder would own more than 4.99% (or 9.99%, at the election of the holder) of the outstanding common shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Warrants or Pre-funded Warrants up to 9.99% of the number of the Company’s common shares outstanding immediately after giving effect to the exercise.

The Units, the Pre-Funded Units, the common shares comprising the Units and the common shares issued upon exercise of the over-allotment option, the Warrants, the Pre-funded Warrants, the Representative’s Warrants, the Pre-funded Warrant Shares, the Common Warrant Shares and the common shares underlying the Representative’s Warrants were offered and sold by the Company pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-286670), as amended to date, filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on April 22, 2025, as amended on April 23, 2025, and declared effective on April 24, 2025 (the “Registration Statement”), together with the Company’s Registration Statement on Form S-1 (File. No. 333-286735) filed by the Company with the SEC on April 24, 2025, that became automatically effective pursuant to Rule 462(b) promulgated by the SEC under the Securities Act.

On April 25, 2025, the Company also entered into a Warrant Agent Agreement (the “Warrant Agent Agreement”) with Computershare Inc. and Computershare Trust Company, N.A. (“Computershare”), pursuant to which Computershare agreed to act as transfer agent with respect to the Warrants. A copy of the Warrant Agent Agreement has been filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Form 8-K”), and is incorporated herein by reference.

The foregoing does not purport to be a complete description of each of the Warrants, the Pre-Funded Warrants and the Representative’s Warrants, and is qualified in its entirety by reference to the full text of each of such document, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Form 8-K and incorporated herein by reference.

The Underwriting Agreement

In connection with the offering, on April 24, 2025, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity LLC (the “Representative”), as representative of the several underwriters named therein, pursuant to which the Company agreed to issue and sell to the several underwriters the  Units and the Pre-funded Units on a firm commitment basis at a purchase price of $4.1625 per Unit and $4.1615 per Pre-funded Unit (92.5.% of the Unit public offering price). The Company reimbursed the Representative $182,500 for expenses in connection with the offering. In addition, the Company granted the Representative the over-allotment option.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, the Company and its executive officers and directors have agreed for a period of sixty (60) days and three (3) months, respectively, from the date of the Underwriting Agreement, subject to customary exceptions, without the prior written consent of the Representative, not to, directly or indirectly, offer pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) the Company’s common shares, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of the Company’s common shares, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any common shares or securities convertible into or exercisable or exchangeable for common shares or any other securities of the Company or publicly disclose the intention to do any of the foregoing.

The foregoing does not purport to be a complete description of the Underwriting Agreement and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 1.1 to this Form 8-K and incorporated herein by reference.

Item 8.01. Other Events

The Company issued press releases announcing the pricing and closing of the Offering on April 24, 2025, and April 28, 2025, respectively. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2 and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1*	Underwriting Agreement, dated as of April 24, 2025, by and between BriaCell Therapeutics Corp. and ThinkEquity LLC as Representative of the several Underwriters
4.1*	Form of Common Warrant
4.2*	Form of Pre-Funded Warrant
4.3*	Form of Representative’s Warrant
10.1*	Warrant Agent Agreement by and among the Company, Computershare Inc. and Computershare Trust Company, N.A., dated April 25, 2025
99.1*	Press Release dated April 24, 2025
99.2*	Press Release dated April 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIACELL THERAPEUTICS CORP.

/s/ William V. Williams
April 28, 2025	William V. Williams
President and Chief Executive Officer